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                                                                     EXHIBIT 23


                TANDY BRANDS ACCESSORIES, INC. AND SUBSIDIARIES


EXHIBIT (23):  CONSENTS OF EXPERTS AND COUNSEL

   23.1      Consent of Ernst & Young LLP





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Tandy Brands Accessories, Inc. of our report dated August 7, 1997, included in the 1997 Annual Report to Stockholders of Tandy Brands Accessories, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-46814, 33-91996, 33-75114 and
333-8579) and in the related Prospectuses of (i) our report dated August 7, 1997, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. included in the 1997 Annual Report to Stockholders of Tandy Brands Accessories, Inc. and (ii) our report dated August 7, 1997, with respect to the financial statement schedule included in this Annual Report on Form 10-K for the year ended June 30, 1997.




                                               /s/ ERNST & YOUNG LLP





Fort Worth, Texas
September 23, 1997



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